Exhibit 23.2




                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the GalaGen Inc. 1997 Incentive Plan of our report dated January 31, 1997 with respect to the financial statements and schedules of GalaGen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 11, 1997